UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

MACOM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street
Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 656-2500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On October 27, 2017, MACOM Technology Solutions Holdings, Inc. (“MACOM”) and MACOM Connectivity Solutions, LLC (“MACOM Connectivity”), a wholly-owned, indirect subsidiary of MACOM, entered into a Purchase Agreement (the “Purchase Agreement”) with Project Denver Holdings LLC (“Buyer”), pursuant to which MACOM and MACOM Connectivity agreed to the sale and transfer to Buyer of MACOM’s ARM-based compute processor business and non-communications workload processor business (the “Compute Business”). MACOM had previously acquired the Compute Business in its acquisition of Applied Micro Circuits Corporation on January 26, 2017 and has accounted for the Compute Business as discontinued operations in its financial statements since the date of acquisition.

In consideration for the transfer and sale of the Compute Business, MACOM Connectivity received an equity interest in Buyer valued at approximately $36.5 million and representing less than 20% of Buyer’s total outstanding equity. Under the Purchase Agreement, MACOM agreed to guarantee the financial obligations of MACOM Connectivity thereunder and to cause the delivery of the Compute Business assets transferable to Buyer according to its terms.

The transactions contemplated by the Purchase Agreement closed contemporaneously with its signing, with the exception of the transfer of certain assets and entities related to the Compute Business that are held outside of the United States, which will be transferred upon receipt of applicable foreign approvals.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed with this Current Report on Form 8-K as Exhibit 2.1. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, are not intended as statements of fact to be relied upon by shareholders or other security holders of MACOM, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The description of the Purchase Agreement in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 7.01. Regulation FD Disclosure.

On October 27, 2017, MACOM issued a press release announcing the sale of the Compute Business. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2017 has been prepared to give effect to the sale of the Compute Business as if it had been completed on June 30, 2017. The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2017 and the fiscal year ended September 30, 2016 have been prepared to reflect the sale of the Compute Business as if it had been completed on October 3, 2015. In addition, because MACOM acquired the Compute Business in its acquisition of Applied Micro

Circuits Corporation on January 26, 2017, unaudited pro forma financial information has been prepared for the same dates to include the effects of the acquisition of Applied Micro Circuits Corporation. The unaudited pro forma condensed combined balance sheet as of June 30, 2017 and the unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2017 and year ended September 30, 2016 are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

2.1	Purchase Agreement by and among MACOM Connectivity Solutions, LLC, Project Denver Holdings LLC, and MACOM Technology Solutions Holdings, Inc., dated October 27, 2017.[1]

99.1	Press Release issued by MACOM Technology Solutions Holdings, Inc., dated October 27, 2017.

99.2	Unaudited pro forma condensed combined balance sheet as of June 30, 2017 of MACOM Technology Solutions Holdings, Inc. and the unaudited pro forma condensed combined statement of operations of MACOM Technology Solutions Holdings, Inc. for the nine months ended June 30, 2017 and fiscal year ended September 30, 2016.

[1]	Schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated:	October 27, 2017	By:	/s/ John Croteau
		Name:	John Croteau
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase Agreement by and among MACOM Connectivity Solutions, LLC, Project Denver Holdings LLC, and MACOM Technology Solutions Holdings, Inc., dated October 27, 2017.[1]

99.1	Press Release issued by MACOM Technology Solutions Holdings, Inc., dated October 27, 2017.

99.2	Unaudited pro forma condensed combined balance sheet as of June 30, 2017 of MACOM Technology Solutions Holdings, Inc. and the unaudited pro forma condensed combined statement of operations of MACOM Technology Solutions Holdings, Inc. for the nine months ended June 30, 2017 and fiscal year ended September 30, 2016.

[1]	Schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.